UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 11, 2009

FNB United Corp.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

150 South Fayetteville Street,	Asheboro, North Carolina	27203
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 13, 2009, FNB United Corp. entered into a Letter Agreement, including a Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (the “Treasury”), pursuant to which FNB United agreed to issue and sell 51,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and a warrant (the “Warrant”) to purchase 2,207,143 shares of its common stock, par value $2.50 per share, for an aggregate purchase price of $51,500,000 in cash.  The Purchase Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum.  The Series A Preferred Stock may be redeemed by FNB United after three years.  Prior to the end of three years, the Series A Preferred Stock may be redeemed by FNB United only with the proceeds from a “qualifying equity offering,” as defined in the Purchase Agreement and in the Articles of Amendment described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $3.50 per share of FNB United’s common stock.  The Warrant is attached to this current report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

If FNB United receives aggregate gross cash proceeds of not less than $51,500,000 from qualified equity offerings on or before December 31, 2009, the number of shares of common stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments underlying the Warrant.  Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  FNB United has agreed, to the extent it is eligible to use Form S-3, to register the Series A Preferred Stock, the Warrant, and the shares of common stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may transfer or exercise only an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

In the Purchase Agreement, FNB United agreed that, until such time as the Treasury ceases to own any debt or equity securities of FNB United acquired pursuant to the Purchase Agreement, FNB United will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed not to adopt any benefit plans with respect to, or that cover, its senior executive officers that do not comply with EESA, and the applicable executives have consented to the foregoing.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Securityholders.

Prior to February 13, 2012 (the third anniversary of the date of the issuance of the Series A Preferred Stock), unless FNB United has redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to third parties, the consent of the Treasury will be required for FNB United to declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.10 per share of common stock) or redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances, which are specified in the Purchase Agreement.

In addition, under the Articles of Amendment described in Item 5.03 below, FNB United’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that FNB United fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth in the last paragraph under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

In addition, in connection with the issuance of the Series A Preferred Stock, the senior executive officers of FNB United signed a waiver, in the form of Exhibit 10.2 to this current report on Form 8-K, voluntarily waiving any claim against the Treasury or FNB United for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury, and a letter agreement with FNB United, in the form of Exhibit 10.3 to this current report on Form 8-K, in which such officer agreed to be subject to the limitations and restrictions on compensation imposed by Section 111(b) of EESA as implemented by the guidance and regulation under EESA that has been issued and was in effect as of the date of issuance of the Series A Preferred Stock.  The senior executive officers who signed these documents are:  Michael C. Miller, President and Chief Executive Officer of FNB United and its subsidiary, CommunityONE Bank, National Association; R. Larry Campbell, Executive Vice President and Secretary of FNB United and CommunityONE Bank; R. Mark Hensley, Executive Vice President and Chief Banking Officer of CommunityONE Bank; and Mark A. Severson, Vice President and Treasurer of FNB United and Executive Vice President and Chief Financial Officer of CommunityONE Bank.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2009, FNB United Corp. filed articles of amendment to its articles of incorporation, as amended, with the Secretary of State of North Carolina for the purpose of amending its articles of incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  The Series A Preferred Stock has a liquidation preference of $1,000 per share.  A copy of the articles of amendment is filed with this current report on Form 8-K as Exhibit 3.1.

Also on February 11, 2009, the board of directors of FNB United approved an amendment to Article III, Section 5 of FNB United’s amended and restated bylaws to clarify that provisions of FNB United’s articles of incorporation, as amended, related to the election of directors will control in any instance of conflict between such articles and the bylaws.  A copy of the bylaws, as amended, is filed with this current report on Form 8-K as Exhibit 3.2.

Item 8.01.  Other Events.

On February 13, 2009, FNB United Corp. issued a press release regarding the issuance and sale of the Series A Preferred Stock and the Warrant to the Treasury.  A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included with this current report on Form 8-K:

3.1	Articles of Amendment

3.2	Amended and Restated Bylaws

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase Shares of Common Stock

10.1
Letter Agreement, dated February 13, 2009, between FNB United Corp. and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Form of Waiver

10.3	Form of Letter Agreement by Senior Executive Officers

99.1	Press release issued by FNB United Corp. on February 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: February 13, 2009	By	/s/ R. Larry Campbell
R. Larry Campbell
Executive Vice President and
Secretary